UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive officers) (Zip Code)

(844) 203-6092

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2025, Wellgistics Health, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”) whereby the Company agreed to issue and sell to the Investors in a public offering (the “Offering”): (i) 7,142,862 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $0.70 per share and (ii) warrants to purchase up to 7,142,862 shares of Common Stock (the “Common Warrants”). The Common Warrants are exercisable immediately at a price of $0.70 per share, subject to adjustment as set forth in the Common Warrants, and have a five-year term.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-288932), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 25, 2025 (the “Registration Statement”).

The Offering closed on September 29, 2025, and the Company received gross proceeds from the Offering of approximately $5 million before deducting placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include funding of operating expenses, research and development, and pending and future acquisitions. The Company has not determined the amount of proceeds to be used for any specific purpose.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent (the “Placement Agent”) in connection with the Offering and agreed to use its reasonable best efforts to arrange for the sale of the Common Stock and Common Warrants. The Company paid the Placement Agent a cash fee of $350,000, equal to seven percent (7%) of the gross proceeds of the Offering. The Company also paid expenses of accountable legal fees and other reasonable and documented out-of-pocket expenses incurred by the Placement Agent in connection with the Offering in the amount of $100,000, and clearing expenses equal to $15,950. As additional consideration, the Company issued to the Placement Agent warrants to purchase up to 500,000 shares of Common Stock, representing 7% of the aggregate shares of Common Stock sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable immediately at a per share exercise price of $0.875, subject to adjustment as set forth in the Placement Agent Warrants, and have a five-year term. The shares of Common Stock issuable upon exercise of both the Common Warrants and the Placement Agent Warrants were registered pursuant to the Registration Statement.

Upon entering the Securities Purchase Agreement, the Company agreed for seventy (70) days following closing of the Offering not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement thereto, other than the final prospectus for the Offering, the filing a registration statement on Form S-8 in connection with any employee benefit plan, or the filing of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that may be deemed to be an amendment or supplement to any existing registration statement. The Company also agreed for six (6) months following closing of the Offering not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a “Variable Rate Transaction” as defined in the Securities Purchase Agreement. However, that restriction does not apply with respect to an at-the-market offering with the Placement Agent conducted by the Company after the date that is seventy (70) days following closing of the Offering.

The Company’s executive officers and directors also agreed for seventy (70) days following closing of the Offering not to offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

The Securities Purchase Agreement contains customary representations, warranties and covenants made by the Company. The Company made these representations, warranties, and covenants (i) only for the purpose of entering the Securities Purchase Agreement, (ii) as of specific dates identified in the Securities Purchase Agreement, and (iii) only for the benefit of the Investors. These representations, warranties, and covenants may be subject to limitations agreed upon by the Company and the Investors. Accordingly, the form of Securities Purchase Agreement is incorporated by reference in this Current Report on Form 8-K only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The Securities Purchase Agreement provides that the Company will indemnify the Investors for losses or damages arising out of or in connection with the breach of any of the representations, warranties, covenants by the Company of any transaction document relating to the Offering or any action instituted against the Investors with respect to the Offering.

The descriptions of the Common Warrants, the Placement Agent Warrants, and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Common Warrants, the Placement Agent Warrants, and the Securities Purchase Agreement, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01. Regulation FD Disclosure.

On September 25, 2025, the Company issued a press release announcing the pricing of the Offering. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 30, 2025, the Company issued a press release announcing a strategic collaboration with a pharmaceutical manufacturer. The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including an extensive discussion of these risks in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

The press releases shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section 18. The information in this Item 7.01, as well as Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release by Wellgistics Health, Inc., dated September 25, 2025.
99.2	Press Release by Wellgistics Health, Inc., dated September 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellgistics Health, Inc.

Dated: October 1, 2025	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer